EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-172521 on Form S-3 of Nara Bancorp, Inc. of our report dated February 18, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K of Nara Bancorp, Inc. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Sherman Oaks, California

September 30, 2011